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                            INDEPENDENT AUDITORS' CONSENT




To the Shareholders and Board of Trustees of The Saratoga Advantage Trust:

We consent to the use of our report dated October 17, 1996 included herein and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.




                                            KPMG Peat Marwick LLP

                                            /s/ KPMG Peat Marwick LLP


New York, New York
March 7, 1997